Exhibit 10.25


                                  METASYN, INC.

                      SERIES E CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT







                            Dated as of May 31, 1996

                                Table of Contents


1.       Authorization of Shares; Use of Proceeds............................................................... 1
         1.1      Authorization................................................................................. 1
         1.2      Adjustment in Number of Shares................................................................ 1
         1.3      Use of Proceeds............................................................................... 2

SECTION 2.                 Agreement to Sell and Purchase the Shares............................................ 2
         2.1      First Closing................................................................................. 2
         2.2      Second Closing................................................................................ 2
         2.3      Delivery of the Shares at the Closings........................................................ 2

3.       Representations of the Company......................................................................... 3
         3.1      Organization and Standing..................................................................... 3
         3.2      Capitalization................................................................................ 3
         3.3      Issuance of Shares............................................................................ 4
         3.4      Reservation of Common Stock................................................................... 4
         3.5      Subsidiaries.................................................................................. 4
         3.6      Stockholder List and Agreements............................................................... 4
         3.7      Tax Returns and Payments...................................................................... 4
         3.8      ERISA......................................................................................... 5
         3.9      Title to Assets............................................................................... 5
         3.10     No Material Adverse Change.................................................................... 5
         3.11     Real Property Leases.......................................................................... 5
         3.12     Insurance..................................................................................... 6
         3.13     Transactions with Affiliates.................................................................. 6
         3.14     Assumptions or Guaranties of Indebtedness of Other Persons.................................... 6
         3.15     Investments in Other Persons.................................................................. 6
         3.16     Authority for Agreements...................................................................... 6
         3.17     Conflicting Agreements and Violations of Charter Provisions................................... 6
         3.18     Consents and Approvals........................................................................ 6
         3.19     Compliance with Laws.......................................................................... 7
         3.20     Litigation.................................................................................... 7
         3.21     Financial Statements.......................................................................... 7
         3.22     Absence of Liabilities........................................................................ 7
         3.23     Patents and Trademarks........................................................................ 7
         3.24     Material Contracts and Obligations............................................................ 8
         3.25     Employees and Consultants..................................................................... 8
         3.26     Books and Records............................................................................. 8
         3.27     Permits....................................................................................... 8
         3.28     Not a Real Property Holding Company........................................................... 8
         3.29     Disclosures................................................................................... 8


                                        i




4.       Representations of DRL................................................................................. 8
         4.1      Organization and Standing..................................................................... 9
         4.2      Authority..................................................................................... 9
         4.3      Investment.................................................................................... 9
         4.4      Experience.................................................................................... 9
         4.5      Accredited Investor........................................................................... 9
         4.6      Consents and Approvals........................................................................ 9
         4.7      Compliance with Other Instruments............................................................. 9
         4.8      Litigation................................................................................... 10
         4.9      Disclosure................................................................................... 10

5.       Conditions to the Obligations of DRL.................................................................. 10
         5.1      Accuracy of Representations and Warranties................................................... 10
         5.2      Performance.................................................................................. 10
         5.3      Financing Agreements......................................................................... 11
         5.4      Certificates and Documents................................................................... 11
         5.5      Compliance Certificate....................................................................... 11
         5.6      Other Matters................................................................................ 11
         5.7      Opinion of Counsel........................................................................... 11
         5.8      License Agreement............................................................................ 11
         5.9      Amendment to Rights Agreement................................................................ 12

6.       Conditions to the Obligations of the Company.......................................................... 12
         6.1      Accuracy of Representations and Warranties................................................... 12
         6.2      Performance.................................................................................. 12
         6.3      License Agreement............................................................................ 12
         6.4      Waivers...................................................................................... 12

7.       Covenants of the Company.............................................................................. 12
         7.1      Material Changes and Litigation.............................................................. 12
         7.2      Non-Compete and Non-Solicitation Agreement................................................... 12
         7.3      Payment of Taxes and Trade Debt.............................................................. 12
         7.4      Maintenance of Insurance..................................................................... 13
         7.5      Key Man Life Insurance....................................................................... 13
         7.6      Preservation of Corporate Existence.......................................................... 13
         7.7      Maintenance of Properties, etc............................................................... 13
         7.8      Compliance with ERISA........................................................................ 13
         7.9      Common Stock Purchase Agreement.............................................................. 14
         7.10     Financial Statements......................................................................... 14
         7.11     Inspection Rights............................................................................ 14
         7.12     Observation Rights........................................................................... 14
         7.13     Termination of Covenants..................................................................... 15

8.       Successors and Assigns................................................................................ 15


                                       ii




9.       Transfers............................................................................................. 15
         9.1      Permitted Transfers.......................................................................... 15
         9.2      Subsequent Transferees....................................................................... 16

10.      Confidentiality....................................................................................... 16

11.      Survival of Representations and Warranties............................................................ 16

12.      Notices............................................................................................... 16

13.      Brokers............................................................................................... 16

14.      Entire Agreement...................................................................................... 17

15.      Amendments and Waivers................................................................................ 17

16.      Counterparts.......................................................................................... 17

17.      Headings.............................................................................................. 17

18.      Severability.......................................................................................... 17

19.      Governing Law......................................................................................... 17

Exhibits

A -      Restated Certificate of Incorporation
B -      Exceptions to Representations and Warranties
C -      List of Stockholders
D -      Financial Information
E -      Form of Opinion of Palmer & Dodge LLP
F -      Form of Amendment to Third Amended and Restated Stockholders' Rights Agreement
G -      Form of Employee Nondisclosure and Assignment of Inventions Agreement
H-       Form of Consultant Nondisclosure and Assignment of Inventions Agreement
I -      Non-compete and Non-solicitation Agreement
J -      Common Stock Purchase Agreement
K -      Stock Purchase and Right of First Refusal Agreement


Schedules

1 -      Real Property Leases
2 -      Agreements with Affiliates
3 -      Investments in Other Persons

SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Agreement, dated as of May 31, 1996, is entered into by and among Metasyn, Inc., a Delaware corporation (the "Company"), and Daiichi Radioisotope Laboratories, Ltd., a Japanese corporation ("DRL").

         WHEREAS, Metasyn is a development stage pharmaceutical company focused on the discovery and development of injectable contrast-enhancing agents for magnetic resonance imaging ("MRI") and ultrasound imaging; and

         WHEREAS, Metasyn and DRL have entered into a Development and License Agreement dated as of March 29, 1996 (the "License Agreement") for the further development and sale in Japan of a vascular agent intended for use as an enhancer for MRI known as "Compound MS- 325"; and

         WHEREAS, DRL desires to purchase from Metasyn, and Metasyn desires to issue and sell to DRL, shares of Metasyn's Series E Convertible Preferred Stock;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. Authorization of Shares; Use of Proceeds.

                  1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance to DRL of up to 868,329 shares of Company's Series E Convertible Preferred Stock, $.01 par value per share (the "Series E Preferred Stock") having the rights, restrictions, privileges and preferences set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A (the "Restated Certificate"). The Company has, or on or before the Closing will have, adopted and filed the Restated Certificate with the Secretary of State of the State of Delaware. The shares of Series E Preferred Stock being sold under this Agreement shall collectively constitute and are hereinafter referred to as the "Shares."

        1.2 Adjustment in Number of Shares. For purposes of Section 1.1 above, the number of Shares was determined as follows:

                                 N = .08 (X + N)

where N is the number of shares of Series E Preferred Stock, and X is Metasyn's "Common Stock Deemed Outstanding" at the close of business on May 1, 1996. For purposes hereof, "Metasyn's Common Stock Deemed Outstanding" shall mean (i) the number of shares of Metasyn's Common Stock, $.01 par value per share ("Common Stock"), outstanding plus (ii) all shares issuable, or which may become issuable under any outstanding agreements

(excluding this Agreement), warrants, convertible debt, convertible preferred stock and other convertible securities, option rights or otherwise. If, on or before July 31, 1996, Metasyn issues shares of its Common Stock (or any securities convertible into, exchangeable for or exercisable with respect to, shares of Metasyn's Common Stock) to financial institutions or other professional investors at a purchase price per share of Common Stock which is less than the conversion price provided for Series E Preferred Stock, then, in such event, all of such shares and securities (the "New Stock") shall be deemed to have been issued and outstanding on May 1, 1996; and the number of shares of Series E Preferred Stock issued and to be issued to DRL pursuant to this Agreement shall thereupon be recalculated in accordance with the formula set forth above. The additional Shares of resulting from such recalculation will be issuable to DRL without consideration additional to that provided in Section 2 below, and Metasyn will issue such additional Shares to DRL as follows: sixty percent (60%) of the additional Shares to be issued on the date of issuance of the New Stock, and the balance to be issued at the Second Closing. If the number of Shares is increased pursuant to the foregoing provisions, DRL agrees to consent to and approve all amendments to the Restated Certificate which may be appropriate to reflect such increase.

                  1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for the development of Compound MS-325 and other working capital purposes.

        SECTION 2. Agreement to Sell and Purchase the Shares.

                  2.1 First Closing. Concurrently with the execution and delivery of this Agreement (the "First Closing"), the Company shall sell to DRL, and DRL shall purchase from the Company, upon the terms and conditions hereinafter set forth, 520,997 of the Shares, at a price per share of approximately $5.76, for an aggregate purchase price of Three Million Dollars ($3,000,000.00) in United States dollars.

                  2.2 Second Closing. At such time as the Company provides written notice to DRL of the filing of an investigational new drug application package for the Licensed Products (as defined in the License Agreement) by the Company with the United States Food and Drug Administration (which filing shall hereinafter be referred to as the "Milestone Event"), DRL shall purchase from the Company, and the Company shall sell to DRL, 347,332 Shares at a price per share of approximately $5.76, for an aggregate purchase price of Two Million Dollars ($2,000,000.00) in United States dollars. The closing of the purchase and sale described herein shall occur not later than ten (10) business days following DRL's receipt of the Company's written notice of the Milestone Event (the "Second Closing"; the First Closing and the Second Closing are sometimes referred to herein individually as a "Closing" and collectively as the "Closings").

                  2.3 Delivery of the Shares at the Closings. Each Closing shall occur at a place and time (a "Closing Date") to be agreed upon by the Company and DRL. At each Closing, DRL shall pay to the Company the purchase price for the Shares being purchased at such closing by certified or bank check or wire transfer and the Company shall deliver to

DRL one or more stock certificates registered in the name of DRL, or in such nominee name(s) as designated in writing by DRL, representing the number of Shares being purchased at such Closing in accordance with this Section 2 and
Section 1.2, if applicable. If, at the Second Closing, any of the conditions specified in Section 5 shall have not been fulfilled, DRL shall, unless it waives such conditions, be relieved of its obligation to make the second investment at the Second Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment or relieving DRL from any other obligations hereunder.

        3. Representations of the Company. Subject to and except as disclosed by the Company in Exhibit B hereto, the Company hereby represents and warrants to DRL as follows:

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and hold its properties and conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement, and the amendment to the Third Amended and Restated Stockholders' Rights Agreement between the Company and certain investors listed therein (the "Rights Agreement"), and the agreements, documents and instruments contemplated hereby and thereby (collectively, the "Financing Agreements"), and to carry out the transactions contemplated by the Financing Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts, such jurisdiction being the only jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to DRL true and complete copies of its Restated Certificate and By-Laws, each as amended to date and presently in effect.

                  3.2 Capitalization. The authorized capital stock of the Company (after the filing of the Restated Certificate and immediately prior to the Closing) will consist of: 11,500,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 2,304,721 shares are issued and outstanding; and 6,813,393 shares of Preferred Stock, $.01 par value per share, of which (i) 104,388 have been designated Series A Convertible Preferred Stock, 93,691 of which are issued and outstanding, (ii) 2,655,138 of which have been designated Series B Convertible Preferred Stock, 2,643,736 of which are issued and outstanding, (iii) 1,445,536 of which have been designated Series C Convertible Preferred Stock, 1,432,318 of which are issued and outstanding, (iv) 1,740,002 shares of Series D Convertible Preferred Stock, 1,700,002 of which are issued and outstanding and (v) 868,329 shares of Series E Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in transactions which have been exempt from the registration requirements of applicable federal and state securities laws. Except as set forth in Exhibit B hereto or contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Exhibit B hereto or contemplated by this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended. Except as set forth in Exhibit B hereto or contemplated by this Agreement, the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Restated Certificate and By-Laws, each as amended, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

                  3.3 Issuance of Shares. The issuance and delivery of the Shares and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Stock"), have been, or will be on or prior to the Closing, duly authorized and reserved for issuance by all necessary corporate action on the part of the Company, and the Shares and the shares of Conversion Stock, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

                  3.4 Reservation of Common Stock. The Company has authorized and reserved, and will continue to reserve, free of preemptive and other preferential rights, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of conversion of any holders of Series E Preferred Stock.

                  3.5 Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any other corporation, association or business entity.

                  3.6 Stockholder List and Agreements. Attached hereto as Exhibit C is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder immediately prior to the Closing. Except as contemplated by this Agreement or in Exhibit C, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

                  3.7 Tax Returns and Payments. The Company has timely filed all required tax returns and reports (other than those not required to be filed by applicable law or regulation) and has paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges imposed upon it or upon any of its assets, income or franchises, other than any such charges which are currently payable without penalty or interest and taxes, assessments and charges which are being contested in good faith by the Company. The charges, accruals and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate in the opinion of the Company. Except to the extent adequate reserves have been set up, the Company does not know of any actual or proposed tax assessment for any fiscal period. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. The Company has not received notice of any tax lien imposed by any taxing authority which is outstanding against the assets, properties or business of the Company.

                  3.8 ERISA. Each employee benefit plan sponsored by the Company is in material compliance with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any employee benefit plan on account of any failure to meet the contribution requirements of any such plan, minimum funding requirements or prohibited transactions under ERISA or the Code, termination of a single employer plan, partial or complete withdrawal from a multi-employer plan, or the insolvency, reorganization or termination of any multi-employer plan, and no event has occurred or conditions exist which present a material risk that the Company will incur any material liability on account of any of the foregoing circumstances. The consummation of the transactions contemplated by this Agreement will not result in any prohibited transaction under ERISA or the Code for which an exemption is not available.

                  3.9 Title to Assets. The Company has good and merchantable title to all of its owned assets free of any mortgages, pledges, charges, liens, security interests or other encumbrances except (i) those reflected on its audited financial statements or the notes thereto, or (ii) tax and mechanics liens not material to the Company or any property to which such liens relate. The Company enjoys peaceful and undisturbed possession under all leases (both capital and operating leases) under which it is operating, and all said leases are valid and subsisting and in full force and effect on and against the Company and, to the knowledge of the Company, the other parties thereto.

                  3.10 No Material Adverse Change. Since December 31, 1995, except as indicated in the Financial Statements (as defined below) or in any Exhibit or Schedule hereto, or for changes in general economic conditions, (i) there has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business; (ii) the business, assets, financial condition, or operations of the Company or any of its properties or assets, including without limitation its patents, patent rights, copyrights, trademarks, trade secrets and other intellectual property rights, have not been adversely affected as the result of any legislative or regulatory change or any revocation or change in any material franchise, permit, license or right to do business, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock.

                  3.11 Real Property Leases. The Company's real property identified on Schedule 1 is leased as described in such Schedule, having been leased on what the Company believes to be customary terms and conditions in view of the nature and location of the properties.

                  3.12 Insurance. The Company carries insurance with financially sound and reputable insurance companies or associations and in such amounts and covering such risks as are adequate and customary for the type and scope of its properties and business.

                  3.13 Transactions with Affiliates. Except as set forth in
Schedule 2, the Company is not a party to or bound by any agreement with any officer, director, or holder of more than 5% of the Company's outstanding capital stock on a fully diluted basis ("Affiliate"). All of the agreements identified on Schedule 2 hereto were entered into by the Company in good faith and are on terms no less favorable to the Company than those which the Company could have obtained from non-Affiliates.

                  3.14 Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payments, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other person.

                  3.15 Investments in Other Persons. Except as set forth in
Schedule 3, the Company has not made any loan or advance to any person which is outstanding on the date of this Agreement, nor is the Company obligated or committed to make any such loan or advance, nor does the Company own any capital stock or assets comprising the business of, obligations of, or any interest in, any person. The Company has no subsidiaries.

                  3.16 Authority for Agreements. The execution, delivery and performance by the Company of the Financing Agreements have been duly authorized by all necessary corporate action, and the Financing Agreements have been duly executed and delivered by the Company. The Financing Agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and also by general principles of equity.

                  3.17 Conflicting Agreements and Violations of Charter Provisions. The Company is not in violation of its Restated Certificate, By-laws or of any agreement or instrument by which it is bound, except for violations which, individually or in the aggregate, would not materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company. Neither the authorization, execution and delivery of the Financing Agreements, the consummation of the transactions therein contemplated, nor the fulfillment of or compliance with the terms thereof, will conflict with or result in a material breach of any of the terms of the Restated Certificate or By-laws, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority specifically naming the Company, or of any lease, indenture, agreement or instrument which is applicable to the Company or by which the Company is bound, or constitute a default thereunder.

                  3.18 Consents and Approvals. The Company has obtained or made all necessary (i) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities (other than such as may be required in Japan), and (ii) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, which are required to be obtained or made by the Company in connection with the execution and delivery of the Financing Agreements, and the consummation of the transactions herein and therein contemplated.

                  3.19 Compliance with Laws. The Company is not in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality specifically naming the Company, including, without limitation, laws relating to environmental protection, except for such violations or defaults which do not, individually or in the aggregate, materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.

                  3.20 Litigation. There is no action, suit, proceeding or investigation pending, or, to the best of the Company's knowledge, currently threatened against the Company, which questions the validity of the Financing Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, properties, financial condition, business or prospects of the Company. Metasyn is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court, government, agency or instrumentality. There is no action, suit or proceeding by Metasyn currently pending or that Metasyn presently intends to initiate.

                  3.21 Financial Statements. Set forth on Exhibit D is a complete and correct copy of the audited balance sheet of the Company as of December 31, 1995 and the related statements of operations and changes in financial position for the nine-month period then ended, each together with the notes thereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby.

                  3.22 Absence of Liabilities. Except for liabilities incurred from operations conducted in the ordinary course of business since December 31, 1995, the Company does not have any liabilities or obligations of any type, whether absolute or contingent, other than as disclosed herein or in the Schedules or Exhibits hereto.

                  3.23 Patents and Trademarks. Set forth on Exhibit B is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, registered copyrights and licenses presently owned or licensed by the Company. The licenses set forth on Exhibit B are the valid, binding and enforceable obligations of the Company and, to the best of the Company's knowledge, of the other parties thereto, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and also by general principles of equity. The Company is not aware of and has not received any notice of infringement of any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or under common law, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, no prior employer of any employee of the Company has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such employee pursuant to a nondisclosure and assignment of invention agreement (in the form attached hereto as Exhibit G) executed by such employee, or otherwise so assigned.

                  3.24 Material Contracts and Obligations. Exhibit B sets forth a list of all material agreements of any nature to which the Company is a party or by which it is bound.

                  3.25 Employees and Consultants. All employees and consultants of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements in the forms of Exhibits G and H, respectively, and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union.

                  3.26 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                  3.27 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the Company's business, properties, prospects or financial condition. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  3.28 Not a Real Property Holding Company. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and any regulations promulgated thereunder.

                  3.29 Disclosures. Neither this Agreement nor any Exhibit or Schedule hereto contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to DRL.

         4. Representations of DRL. DRL represents and warrants to the Company as follows:

                  4.1 Organization and Standing. DRL is a corporation duly organized, validly existing and in good standing under the laws of Japan and has full corporate power and authority to own and hold its properties and conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform the Financing Agreements and to carry out the transactions contemplated thereby. DRL has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                  4.2 Authority. The execution, delivery and performance by the Company of the Financing Agreements have been duly authorized by all necessary corporate action, and the Financing Agreements have been duly executed and delivered by DRL. The Financing Agreements constitute the valid and binding obligations of DRL enforceable against DRL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and also by general principles of equity.

                  4.3 Investment. DRL is acquiring the Shares and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, DRL has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  4.4 Experience. DRL has carefully reviewed the representations concerning the Company contained in this Agreement, and has had the opportunity to make detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to DRL any and all written information which it has requested and have answered to DRL's satisfaction all inquiries made by DRL; and DRL has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Company; DRL's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and DRL's investment in the Shares will not cause such overall commitment to become excessive; and DRL has sufficient knowledge and experience to evaluate the risk of its investment in the Company.

                  4.5 Accredited Investor. DRL is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

                  4.6 Consents and Approvals. No consents, approvals, qualifications, orders or authorizations of, or registrations and filings with, any governmental authority is required on the part of DRL in connection with DRL's valid execution, delivery or performance of the Financing Agreements and the consummation of the transactions therein contemplated.

                  4.7 Compliance with Other Instruments. DRL is not in violation of any provision of its charter or internal regulations or of any provision of any mortgage, indenture, agreement, instrument or contract by which it is bound, or, to the best of its knowledge, or any judgment, decree, writ, injunction, order, statute, rule or regulation applicable to DRL. The execution, delivery and performance by DRL of the Financing Agreements, and the consummation of the transactions contemplated thereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or and event that results in the creation of any lien, charge or encumbrance upon any of DRL's assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to DRL, its business or operations, or any of its assets or properties.

                  4.8 Litigation. There is no action, suit, proceeding or investigation pending, or, to the best of DRL's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of the Financing Agreements or the right of DRL to enter into them, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the DRL.

                  4.9 Disclosure. DRL has provided Metasyn with all the information available to it that Metasyn has requested for deciding whether to enter into the Financing Agreements and whether to consummate the transactions contemplated thereby. Neither this Agreement nor any other document, certificate or instrument furnished Metasyn by or on behalf of DRL pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances in which they were made.

         5. Conditions to the Obligations of DRL. The obligation of each of DRL to purchase Shares at each Closing is subject to the fulfillment, or the waiver by DRL, of the following conditions on or before such Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the date of the Closing with the same effect as though such representation and warranty had been made on and as of that date; provided, however, that in connection with the Second Closing, the Company may make any amendments to the representations and warranties contained in subsections 3.2, 3.5, 3.6, 3.7, 3.10(iii), 3.11, 3.13, 3.14, 3.15, 3.23 (except the second and third sentences thereof), 3.24, 3.25 and 3.29 (only to the extent necessary to reflect amendments to the preceding subsections), as well as to the exhibits and schedules hereto in connection therewith, it may deem necessary or desirable to update the information contained therein to reflect the conduct of the Company's business in the ordinary course (other than with respect to material adverse information) without such amendments constituting a failure on the part of the Company to fulfill this condition.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  5.3 Financing Agreements. The Financing Agreements contemplated hereby shall have been executed and delivered by the Company, by DRL and by each of the other parties thereto by the First Closing.

                  5.4 Certificates and Documents. The Company shall have delivered to DRL:

                           (i) The Restated Certificate of the Company, as in
effect prior to the date of the Closing, certified by the Secretary of State of the State of Delaware;

                           (ii) Certificates, as of the most recent practicable
dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Massachusetts, confirming such good standing on or immediately prior to the date of the Closing;

                           (iii) By-laws of the Company, certified by its
Secretary or Assistant Secretary as of the date of the Closing; and

                           (iv) Resolutions of the Board of Directors and
stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the date of the Closing.

                  5.5 Compliance Certificate. The Company shall have delivered to DRL a certificate, executed by the President of the Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 5.1 through 5.4 of this Agreement.

                  5.6 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to DRL, and DRL shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  5.7 Opinion of Counsel. DRL shall have received an opinion from Palmer & Dodge LLP, counsel for the Company, dated the date of the Closing, addressed to DRL, substantially in the form attached hereto as Exhibit E.

                  5.8 License Agreement. The License Agreement shall be in full force and effect and a valid and legally binding obligation of Metasyn. Metasyn shall have performed all of its obligations under the License Agreement fully and on a timely basis and as of the date of the Closing no condition or event shall have occurred which there constitutes, or which, after notice or lapse of time or both, would constitute a breach or default by Metasyn under the License Agreement.

                  5.9 Amendment to Rights Agreement. Contemporaneously with the execution of this Agreement, Metasyn shall deliver an amendment to the Rights Agreement substantially in the form attached hereto as Exhibit F.

         6. Conditions to the Obligations of the Company. The obligations of the Company under Section 2 of this Agreement are subject to fulfillment, on or before each Closing, of each of the following conditions:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of DRL contained in Section 4 shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of that date.

                  6.2 Performance. DRL shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                  6.3 License Agreement. The License Agreement shall be in full force and effect and a valid and legally binding obligation of DRL. DRL shall have performed all of its obligations under the License Agreement fully and on a timely basis and as of the date of the Closing no condition or event shall have occurred which there constitutes, or which, after notice or lapse of time or both, would constitute a breach or default by DRL under the License Agreement.

                  6.4 Waivers. The Company shall have received waivers from its investors who are parties to the Right Agreement of their right of first refusal under Section 3 thereof with respect to the issuance of the Shares.

         7. Covenants of the Company.

                  7.1 Material Changes and Litigation. The Company will promptly notify DRL of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any officer, director, key employee, consultant, or principal stockholder of the Company materially affecting or which, if adversely determined, would materially adversely affect its present or proposed business, properties, assets or condition taken as a whole.

                  7.2 Non-Compete and Non-Solicitation Agreement. The Company and its key employees and consultants will enter into non-compete and non-solicitation agreements substantially in the form attached hereto as Exhibit I.

                  7.3 Payment of Taxes and Trade Debt. The Company will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto, or where the failure to so pay would not have a material adverse effect on the business, assets, operations or financial condition of the Company. The Company will pay, when due, or in conformity with customary trade terms but not later than 90 days from the due date, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books sufficient reserves with respect thereto, or where the failure to so pay would have a material adverse effect on the business, assets, operations or financial condition of the Company.

                  7.4 Maintenance of Insurance. The Company will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

                  7.5 Key Man Life Insurance. The Company shall obtain and/or maintain insurance policies in the amount of $2,000,000 on the life of Dr. Randall B. Lauffer and in the amount of $2,000,000 on the life of Michael D. Webb, the proceeds of which are payable to the Company.

                  7.6 Preservation of Corporate Existence. The Company will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties. The Company shall preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business, except where the failure to preserve and maintain such intellectual property rights would not have a material adverse effect on the business operations, assets or financial condition of the Company.

                  7.7 Maintenance of Properties, etc. The Company will maintain and preserve all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to so preserve and maintain would not have a material adverse effect on the business, assets, operations or financial condition of the Company.

                  7.8 Compliance with ERISA. The Company will comply with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. The Company shall not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

                  7.9 Common Stock Purchase Agreement. The Company will cause all employees who acquire Common Stock from the Company to execute a Common Stock Purchase Agreement substantially in the form of Exhibit J hereto (for issuances of restricted stock), or a Stock Purchase and Right of First Refusal Agreement substantially in the form of Exhibit K hereto (for issuances of stock upon exercise of stock options).

                  7.10 Financial Statements. The Company will:

                           (i) furnish to DRL, within 90 days after the end of
each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of changes of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; and

                           (ii) furnish to DRL, within 20 days after the end of
each quarter, an unaudited balance sheet of the Company as at the end of such quarter and unaudited statements of income for such quarter and of changes of cash flows of the Company for such quarter and for the current fiscal year to the end of such quarter, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year, and summaries of bookings and backlogs for such quarter.

         The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) above shall be accompanied by a certificate of the Chief Financial Officer or Treasurer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby.

                  7.11 Inspection Rights. The Company will permit DRL, or its authorized representative, access to the Company's facilities during normal business hours, upon reasonable request and prior notice, for the purpose of inspecting the property, affairs and finances of the Company and for discussing the same with any of the Company's officers, directors and employees; provided, however, that DRL will maintain the confidentiality of any information obtained by it during the course of any such inspection.

                  7.12 Observation Rights. The Company will permit DRL to designate a representative to attend all meetings of the Company's Board of Directors (whether in person or by telephone or video conference) as a non-voting observer; provided, however, that the Company reserves the right to exclude DRL's representative from any meeting or portion thereof at the sole discretion of the Company's Board of Directors and/or its presiding officer. As soon as possible after the execution of this Agreement, DRL will notify the Company in writing of the name of the individual designated by DRL as its initial representative for purposes of this Section 7.12 and agrees to notify the Company in writing prior to any change in its representative. In addition, the Company agrees to furnish DRL with copies of (i) materials prepared by or on behalf of the Company and circulated to the Board of Directors, and (ii) any correspondence between the Company and members of the Board of Directors; provided, however, that the Company may, in its sole discretion, withhold from DRL any and all materials and correspondence pertaining to matters
(i) discussed or to be discussed in a meeting or portion of a meeting from which the DRL Representative was excluded or will be excluded pursuant to the provisions of this Section 7.12 or (ii) that the Company deems to be highly confidential or with respect to which the Company believes in good faith DRL has or may have a conflict of interest. DRL will maintain the confidentiality of any information obtained by it in any manner pursuant to this Section 7.12. Prior to attending any meeting of the Board of Directors, DRL agrees to require its representative to execute and deliver to the Company a confidentiality agreement in a form reasonably satisfactory to counsel to the Company. The Company shall provide DRL with reasonable prior written notice of all scheduled meetings of the Company's Board of Directors.

                  7.13 Termination of Covenants. The covenants of the Company contained in this Section 7 shall terminate, and be of no further force or effect, upon the effective date of a Registration Statement (as defined in the Rights Agreement) covering the Company's first public offering of Common Stock in which the price per share to the public exceeds $6.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) and the gross proceeds to the Company equal at least $15,000,000.

         8. Successors and Assigns. Except as provided in Section 9, the provisions of this Agreement shall be binding upon, and inure to .the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         9. Transfers.

                  9.1 Permitted Transfers. The Shares, Registrable Shares and rights granted to DRL under this Agreement may be transferred by DRL to (a) any entity that controls, is controlled by, or is under common control with, DRL, or
(b) any person or entity other than an entity described in clause (a) hereof acquiring all, but not less than all, of the Shares or Registrable Shares (as such terms are defined in the Rights Agreement) held by DRL; provided, however, that, in either case, (i) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (ii) any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon DRL under Section 10 to the same extent as if such transferee were a party hereto; provided, further, that in the case of a proposed transfer to an entity which neither controls, is controlled by, nor is under common control with, DRL, the Shares or Registrable Shares issued to DRL or the rights granted to DRL hereunder or under any other Financing Agreement, may not be transferred to any entity which is, in the reasonable judgment of the Board of Directors of the Company, a competitor of the Company. Registrable Shares (other than the Shares) shall not be subject to the foregoing transfer restrictions provided that the Company is given prior written notice of any transfer. In addition, DRL may transfer Shares or Registrable Shares as part of any merger of the Company or sale of all or substantially all of the outstanding capital stock of the Company. Except as provided herein, no transfer of Shares, Registrable Shares or rights under this

Agreement shall be permitted. The foregoing transfer restrictions shall terminate and be of no further force or effect upon the occurrence of a "Public Offering" (as defined in the Restated Certificate) or the acquisition of the Company, whether effected by means of merger, sale of assets or capital stock or otherwise.

                  9.2 Subsequent Transferees. A transferee to whom Shares, Registrable Shares or rights are transferred pursuant to this Section 9 (other than (i) Registrable Shares (other than the Shares) with respect to which the Company has received prior written notice of such transfer or (ii) as part of any merger of the Company or sale of all or substantially all of the outstanding capital stock of the Company) may not again transfer such Shares, Registrable Shares or rights to any other person or entity, other than as provided in
Section 9.1 above, mutatis mutandis.

         10. Confidentiality. DRL agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which DRL may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to DRL pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public.

         11. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         12. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company, at Metasyn, Inc., c/o Michael D. Webb, President, 71 Rogers Street, Cambridge, Massachusetts 02142-1118, or at such other address or addresses as may have been furnished in writing by the Company to DRL, with a copy to William T. Whelan, Esq., Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108;

         If to DRL, at Daiichi Radioisotope Laboratories, Ltd., 17-10 Kyobashi 1-Chome Chuo- Ku, Tokyo 104 Japan or at such other address or addresses as may have been furnished to the Company in writing by DRL, with a copy to Charles B. Abbott, Esq., Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts 02110.

         Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery or 48 hours after deposit in the mail.

         13. Brokers. The Company and DRL (i) represents and warrants to the other that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

         14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, but not limited to, the Master Agreement dated as of March 29, 1996 between Metasyn and DRL.

         15. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of Securities (as such term is defined in the Rights Agreement) converted or convertible into not less than 66 2/3% of the Registrable Shares. Any amendment or waiver effected in accordance with this
Section 15 shall be binding upon each holder of any Shares or Registrable Shares (including Conversion Stock) and each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                  METASYN, INC.



                                  By:     /s/ Michael D. Webb
                                     -----------------------------------
                                  Name:   Michael D. Webb
                                  Title:  President and Chief Executive Officer


                                  DAIICHI RADIOISOTOPE
                                  LABORATORIES, LTD.



                                  By:     /s/ Osamu Ikeda
                                     -----------------------------------
                                  Name:   Osamu Ikeda, M.D.
                                  Title:  President and Chief Executive Officer